Exhibit 107

Calculation of Filing Fee Table

Form S-4

(Form Type)

Old National Bancorp

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered		Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price		Fee Rate	Amount of Registration Fee		Carry Forward Form Type	Carry Forward File Number	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common Stock, no par value	Other	24,278,356	(1)		$396,020,963.64	(2)	0.00014760	$58,452.69	(3)
Fees Previously Paid	-	-	-	-		-	-		-	-
Carry Forward Securities
Carry Forward Securities	-	-	-	-		-	-		-	-		-	-	-
	Total Offering Amounts									$58,452.69
	Total Fees Previously Paid									-
	Total Fee Offsets									-
	Net Fee Due									$58,452.69

(1) Represents the estimated maximum number of shares of common stock, no par value (the “Old National Common Stock”) of Old National Bancorp (“Old National”) that may be issued to holders of CapStar Financial Holdings, Inc. (“CapStar”) common stock, par value $1.00 per share (“CapStar Common Stock”), upon the completion of the merger described in this registration statement on Form S-4. The number of Old National Common Stock being registered is based on the product of (x) 1.155, the exchange ratio for the merger and (y) 21,020,221, the estimated maximum number of shares of CapStar Common Stock that may be issued and outstanding as of immediately prior to the merger.

(2) Estimated solely for the purpose of calculating the registration fee required by Section 6(b) of the Securities Act of 1933, as amended (the “Securities Act”), and computed pursuant to Rules 457(f) and 457(c) thereunder. The proposed maximum aggregate offering price is solely for the purpose of calculating the registration fee and was calculated based upon the market value of shares of CapStar Common Stock (the securities to be exchanged and cancelled in the merger) as the product of (A) $18.84, the average of the high and low prices per share of CapStar Common Stock as reported on the NASDAQ Stock Market LLC on December 29, 2023, which is within five business days prior to the filing of this registration statement on Form S-4 by (B) 21,020,221, the estimated maximum number of shares of CapStar Common Stock to be cancelled and exchanged for shares of Old National Common Stock upon consummation of the merger.

(3) Determined in accordance with Section 6(b) of the Securities Act at a rate equal to $147.60 per $1,000,000 of the proposed maximum aggregate offering.